EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant to 18 USC. § 1350, As Adopted Pursuant to

§ 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing with the Securities and Exchange Commission of the Annual Report of Lakeland Industries, Inc. (the “Company”) on Form 10-K for the year ended January 31, 2024 (the “Report”), I, James M. Jenkins, Acting President and Chief Executive Officer and Executive Chairman of the Company, certify, pursuant to 18 USC. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the report.

/s/ James M. Jenkins
James M. Jenkins Acting President and Chief Executive Officer and Executive Chairman

April 10, 2024